Exhibit 99.1

Q2 Holdings, Inc. Announces Third Quarter 2018 Financial Results

Total third quarter revenue of $60.5 million, up 21 percent year-over-year, and up 3 percent from the previous quarter

AUSTIN, Texas (Nov. 6, 2018)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital banking solutions for financial institutions, today announced results for its third quarter ending Sept. 30, 2018.

Third Quarter 2018 Results

•	Revenue for the third quarter of $60.5 million, up 21 percent year-over-year and up 3 percent from the previous quarter.

•	GAAP gross margin for the third quarter of 50.2 percent, up from 48.5 percent one year ago. Non-GAAP gross margin for the third quarter of 53.8 percent, up from 52.3 percent one year ago.

•
GAAP net loss for the third quarter of $8.9 million, which compares to a GAAP net loss of $5.8 million for the third quarter of 2017, and $8.6 million for the second quarter of 2018. Adjusted EBITDA for the third quarter of positive $5.7 million, an improvement from positive $3.6 million one year ago and positive $5.1 million for the second quarter of 2018.

“We saw solid sales performance in the quarter, highlighted by record bookings for Q2 Open and adding a top 50 credit union,” said Matt Flake, CEO of Q2. “Our delivery teams had an outstanding quarter as we added more than 900,000 registered users, a record for a single quarter. Looking ahead, our pipeline is healthy and we believe will be even stronger with the addition of Cloud Lending. I am optimistic that we are positioned well for strong bookings in the fourth quarter.”

Third Quarter 2018 Highlights.

•	Signed a top 50 credit union in the northeastern United States with more than $5 billion in assets as a retail customer.

•	Exited the third quarter with more than 12.3 million registered users on the Q2 platform, representing 24 percent year-over-year growth and up 8 percent sequentially.

•	Q2 Open signed eight deals including a reseller agreement with a large payments provider for our biller direct solution.

Financial Outlook

Q2 Holdings is providing guidance for its fourth quarter 2018 as follows:

•
Total revenue, excluding the acquisition of Cloud Lending, of $64.9 million to $65.3 million, which would represent year-over-year growth of 26 percent. We anticipate Cloud Lending will add approximately $1.0 million to $2.0 million in revenue to the fourth quarter after all related purchase accounting adjustments, increasing the revenue guide for the quarter to $65.9 million to $67.3 million on a combined basis, which would represent year-over-year growth of 27 percent to 30 percent.

•
Adjusted EBITDA, excluding the acquisition of Cloud Lending, of $7.1 million to $7.5 million. We anticipate the initial investment we are making to integrate Cloud Lending and achieve our 2019 go to market strategy will reduce adjusted EBITDA in the fourth quarter by approximately $4.0 million to $5.0 million, reducing the adjusted EBITDA guide for the quarter to $2.1 million to $3.5 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2018 as follows:

•
Total revenue, excluding the acquisition of Cloud Lending, of $238.8 million to $239.2 million, which would represent year-over-year growth of approximately 23 percent. The addition of Cloud Lending will increase the revenue guide for the full year to $239.8 million to $241.2 million on a combined basis, which would represent year-over-year growth of 24 percent.

•
Adjusted EBITDA, excluding the acquisition of Cloud Lending, of $23.0 million to $23.4 million. The addition of Cloud Lending will reduce the adjusted EBITDA guide for the full year to $18.0 million to $19.4 million on a combined basis. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Nov. 7, 2018
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	1082127
Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor services section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.

Q2 is a secure, cloud-based digital banking solutions company headquartered in Austin, Texas. Since 2004, it has been our mission to build stronger communities by strengthening their financial institutions. Our digital banking solutions for deposits, money movement, lending, leasing, security and fraud enable financial institutions to deliver a better financial experience to their account holders. Our bank and credit union customers, along with emerging financial services providers, also benefit from actionable data analytics and access to open technology tools. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales pipeline and bookings momentum, Q2’s performance for the remainder of 2018 and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated, in particular with respect to Tier 1 customers; (c) the risks associated with integrating acquired companies, including Cloud Lending, and successfully selling and maintaining their solutions; (d) the risk that changes in Q2’s market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2’s business and sales; (g) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure and the resultant harm to Q2’s business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (o) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (q) the risks associated with further consolidation in the financial services industry.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2018	December 31, 2017
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$211,779	$57,961
Restricted cash	2,315	2,315
Investments	86,236	41,685
Accounts receivable, net	23,121	13,203
Contract assets, current portion	487	—
Prepaid expenses and other current assets	4,795	3,115
Deferred solution and other costs, current portion	10,456	9,246
Deferred implementation costs, current portion	3,599	3,562
Total current assets	342,788	131,087
Property and equipment, net	35,132	34,544
Deferred solution and other costs, net of current portion	16,273	12,973
Deferred implementation costs, net of current portion	10,215	8,295
Intangible assets, net	7,720	12,034
Goodwill	12,876	12,876
Contract assets, net of current portion	8,346	—
Other long-term assets	1,751	1,006
Total assets	$435,101	$212,815

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$26,156	$29,694
Deferred revenues, current portion	34,799	38,379
Total current liabilities	60,955	68,073
Convertible notes, net of current portion	180,122	—
Deferred revenues, net of current portion	25,428	28,289
Deferred rent, net of current portion	8,017	9,393
Other long-term liabilities	590	438
Total liabilities	275,112	106,193
Stockholders' equity:
Common stock	4	4
Treasury stock	—	(855)
Additional paid-in capital	320,627	259,726
Accumulated other comprehensive loss	(83)	(139)
Accumulated deficit	(160,559)	(152,114)
Total stockholders' equity	159,989	106,622
Total liabilities and stockholders' equity	$435,101	$212,815

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$60,541	$50,116	$173,923	$142,275
Cost of revenues (1) (2)	30,140	25,813	86,420	72,913
Gross profit	30,401	24,303	87,503	69,362

Operating expenses:
Sales and marketing (1)	11,467	9,904	34,541	30,878
Research and development (1)	12,904	10,092	35,817	29,665
General and administrative (1)	11,237	9,596	32,331	27,316
Acquisition related costs	1,811	270	2,325	969
Amortization of acquired intangibles	251	369	987	1,113
Unoccupied lease charges (3)	—	—	658	—
Total operating expenses	37,670	30,231	106,659	89,941
Loss from operations	(7,269)	(5,928)	(19,156)	(20,579)
Other income (expense), net	(1,877)	149	(5,005)	292
Loss before income taxes	(9,146)	(5,779)	(24,161)	(20,287)
Benefit from (provision for) income taxes	287	(3)	627	(356)
Net Loss	$(8,859)	$(5,782)	$(23,534)	$(20,643)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	78	15	56	(15)
Comprehensive loss	$(8,781)	$(5,767)	$(23,478)	$(20,658)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.21)	$(0.14)	$(0.55)	$(0.50)
Weighted average common shares outstanding, basic and diluted	42,993	41,386	42,597	41,030

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenues	$1,240	$983	$3,320	$2,526
Sales and marketing	1,474	699	4,128	2,142
Research and development	1,758	1,149	4,680	3,127
General and administrative	3,026	2,576	8,469	6,831
Total stock-based compensation expenses	$7,498	$5,407	$20,597	$14,626

(2)
Includes amortization of acquired technology of $0.9 million for each of the three months ended September 30, 2018 and 2017 and $2.7 million for each of the nine months ended September 30, 2018 and 2017.

(3)	Unoccupied lease charges include costs related to the early exit from a portion of our south Austin facility, partially offset by anticipated sublease income from that facility.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2018	2017
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(23,534)	$(20,643)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	6,234	5,526
Depreciation and amortization	11,441	11,049
Amortization of debt issuance costs	587	28
Amortization of debt discount	5,370	—
Amortization of premiums on investments	2	263
Stock-based compensation expenses	20,597	14,626
Deferred income taxes	(429)	227
Other non-cash charges	771	5
Changes in operating assets and liabilities	(24,899)	(9,738)
Cash provided by (used in) operating activities	(3,860)	1,343
Cash flows from investing activities:
Net redemptions of investments	(44,498)	(6,748)
Purchases of property and equipment	(12,174)	(11,379)
Business combinations and asset acquisitions, net of cash acquired	(150)	(3,816)
Capitalization of software development costs	—	(970)
Purchases of intangible assets	(46)	—
Increase in restricted cash	—	(1,600)
Cash used in investing activities	(56,868)	(24,513)
Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	223,167	—
Purchase of convertible notes bond hedge	(41,699)	—
Proceeds from issuance of warrants	22,379	—
Proceeds from issuance of common stock	10,699	8,437
Net cash provided by financing activities	214,546	8,437
Net increase (decrease) in cash, cash equivalents, and restricted cash	153,818	(14,733)
Cash, cash equivalents, and restricted cash, beginning of period	60,276	57,788
Cash, cash equivalents, and restricted cash, end of period	$214,094	$43,055
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows:
Cash and cash equivalents	$211,779	$40,140
Restricted cash	2,315	2,915
Total cash, cash equivalents, and restricted cash	$214,094	$43,055

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$30,401	$24,303	$87,503	$69,362
Stock-based compensation	1,240	983	3,320	2,526
Amortization of acquired technology	912	912	2,736	2,710
Non-GAAP gross profit	$32,553	$26,198	$93,559	$74,598

Non-GAAP gross margin:
Non-GAAP gross profit	$32,553	$26,198	$93,559	$74,598
GAAP revenue	60,541	50,116	173,923	142,275
Non-GAAP gross margin	53.8%	52.3%	53.8%	52.4%

GAAP sales and marketing expense	$11,467	$9,904	$34,541	$30,878
Stock-based compensation	(1,474)	(699)	(4,128)	(2,142)
Non-GAAP sales and marketing expense	$9,993	$9,205	$30,413	$28,736

GAAP research and development expense	$12,904	$10,092	$35,817	$29,665
Stock-based compensation	(1,758)	(1,149)	(4,680)	(3,127)
Non-GAAP research and development expense	$11,146	$8,943	$31,137	$26,538

GAAP general and administrative expense	$11,237	$9,596	$32,331	$27,316
Stock-based compensation	(3,026)	(2,576)	(8,469)	(6,831)
Non-GAAP general and administrative expense	$8,211	$7,020	$23,862	$20,485

GAAP operating loss	$(7,269)	$(5,928)	$(19,156)	$(20,579)
Stock-based compensation	7,498	5,407	20,597	14,626
Acquisition related costs	1,811	270	2,325	969
Amortization of acquired technology	912	912	2,736	2,710
Amortization of acquired intangibles	251	369	987	1,113
Unoccupied lease charges	—	—	658	—
Non-GAAP operating income (loss)	$3,203	$1,030	$8,147	$(1,161)

GAAP net loss	$(8,859)	$(5,782)	$(23,534)	$(20,643)
Stock-based compensation	7,498	5,407	20,597	14,626
Acquisition related costs	1,811	270	2,325	969
Amortization of acquired technology	912	912	2,736	2,710
Amortization of acquired intangibles	251	369	987	1,113
Unoccupied lease charges	—	—	658	—
Amortization of debt discount and issuance costs	2,523	—	5,957	28
Non-GAAP net income (loss)	$4,136	$1,176	$9,726	$(1,197)

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	42,993	41,386	42,597	41,030
Weighted-average effect of potentially dilutive shares	2,386	2,050	2,277	—
Pro forma diluted weighted-average number of common shares	45,379	43,436	44,874	41,030

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$4,136	$1,176	$9,726	$(1,197)
Diluted weighted-average number of common shares (pro forma for three and nine months ended Sep. 30, 2018 and three months ended Sep. 30, 2017)	45,379	43,436	44,874	41,030
Non-GAAP net income (loss) per share	$0.09	$0.03	$0.22	$(0.03)

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(8,859)	$(5,782)	$(23,534)	$(20,643)
Depreciation and amortization	3,689	3,822	11,441	11,049
Stock-based compensation	7,498	5,407	20,597	14,626
(Benefit from) provision for income taxes	(287)	3	(627)	356
Interest (income) expense, net	1,877	(149)	5,005	(292)
Acquisition related costs	1,811	270	2,325	969
Unoccupied lease charges	—	—	658	—
Adjusted EBITDA	$5,729	$3,571	$15,865	$6,065

MEDIA CONTACT:	INVESTOR CONTACT:
Emma Chase	Bob Gujavarty
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 917-4319	O: (512) 439-3447
emma@redfancommunications.com	bobby.gujavarty@q2ebanking.com

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